CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated October 6, 1998, on our audits of the consolidated financial statements and financial statement schedule of Laidlaw Environmental Services, Inc. (d/b/a Safety-Kleen Corp.) as of August 31, 1998 and 1997 and for each of the three years in the period ended August 31, 1998, which report is incorporated by reference in the Annual Report on Form 10-K.

                                   PricewaterhouseCoopers LLP

Charlotte, North Carolina
October 27, 1998